EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements of Exactech, Inc. on Form S-3 (No. 333-79705) and Form S-8 (No. 333-50010) of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of Exactech, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche
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Certified Public Accounts
Jacksonville, Florida
April 23, 2001